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                                                                    Exhibit 10.7







                              MILLENNIUM CELL INC.

                              AMENDED AND RESTATED

                             2000 STOCK OPTION PLAN
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                                TABLE OF CONTENTS


Section 1.  Purpose..........................................................   1

Section 2.  Definitions......................................................   1

Section 3.  Administration...................................................   4

Section 4.  Common Stock Subject to the Plan.................................   5

Section 5.  Eligibility to Receive Awards....................................   6

Section 6.  Stock Options....................................................   6

Section 7.  Stock Appreciation Rights.......................................    10

Section 8.  Performance Unit Awards.........................................    12

Section 9.  Restricted Stock Awards.........................................    13

Section 10. Stock Bonus Awards..............................................    14

Section 11. Loans...........................................................   15

Section 12. Securities Law Requirements.....................................   15

Section 13. Restrictions on Transfer; Representations of Participant;
            Legends.........................................................   15

Section 14. Right of Repurchase.............................................   16

Section 15. Right of First Refusal..........................................   18

Section 16. Single or Multiple Agreements...................................   19

Section 17. Rights of a Stockholder.........................................   19

Section 18. No Right to Continue Employment or Service......................   19

Section 19. Withholding.....................................................   19

Section 20. Indemnification.................................................   19

Section 21. Non-Assignability...............................................   20

Section 22. Nonuniform Determinations.......................................   20

Section 23. Adjustments.....................................................   20

Section 24. Termination and Amendment.......................................   20

Section 25. Severability....................................................   20

Section 26. Effect on Other Plans...........................................   21

Section 27. Effective Date of the Plan......................................   21

Section 28. Governing Law...................................................   21

Section 29. Gender and Number...............................................   21

Section 30. Acceleration of Exercisability and Vesting......................   21

Section 31. Modification of Awards..........................................   21

Section 32. No Strict Construction..........................................   22

Section 33. Successors......................................................   22

Section 34. Plan Provisions Control.........................................   22

Section 35. Headings........................................................   22

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                              MILLENNIUM CELL INC.
                              AMENDED AND RESTATED
                             2000 STOCK OPTION PLAN


      SECTION 1. PURPOSE. The purpose of the Millennium Cell Inc. Amended and Restated 2000 Stock Option Plan (the "Plan") is to foster and promote the long-term financial success of Millennium Cell Inc., a Delaware corporation (the "Company"), and its Subsidiaries and thereby increase stockholder value. The Plan provides for the award of long-term incentives to those directors, consultants, advisers, officers and other employees who make substantial contributions to the Company or its Subsidiaries by their loyalty, industry and invention.

      SECTION 2. DEFINITIONS. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

      2.1 "Board" means the Board of Directors of the Company.

      2.2 "Cause" means any one of the following: the Participant's conviction for any felony crime, the Participant's refusal to perform his or her assigned duties, engaging in any act of fraud injurious to the Company or any Subsidiary, the Participant's breach of any contract where such breach is materially injurious to the Company or any Subsidiary, engaging in any conduct that constitutes willful gross neglect with respect to the Company or any Subsidiary and engaging in willful misconduct that results in material economic harm to the Company or any Subsidiary.

      2.3 "Change of Control" means the occurrence of any of the following:

            (i) the Board votes to approve:

                  (A) any consolidation or merger of the Company pursuant to which less than 50% of the outstanding voting securities of the surviving or resulting company are owned by the individuals or entities which were shareholders of the Company prior to the consolidation or merger;

                  (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer;

            (ii) any person (as such term is used in Section 13(d) of the Exchange Act), other than one or more current shareholders, the Company, a Subsidiary, or one or more employee benefit plans established by the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 35% or more of outstanding Common Stock (other than as the result of an initial public offering);

            (iii) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 50% of the outstanding voting securities of the Company.



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      2.4 "Code" means the Internal Revenue Code of 1986, as amended.

      2.5 "Committee" shall have the meaning provided in Section 3 of the Plan.

      2.6 "Common Stock" means the common stock, $.001 par value, of the Company.

      2.7 "Constructive Discharge" means upon or within 18 months of a "Change in Control," the termination of a Participant's Continuous Service by the Participant on account of (i) a material reduction in the Participant's compensation, (ii) a material reduction in the level or scope of job responsibility or status of the Participant occurring without the Participant's consent, or (iii) the relocation of a Participant to a location which is more than 50 miles from the office of the Company where the Participant was previously located to which the Participant has not agreed.

      2.8 "Continuous Service" means that the Participant's service with the Company or any Subsidiary whether as an employee, officer, director, adviser or consultant, is not interrupted or terminated. Subject to Section 2.7 above, the Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee, officer, consultant, adviser or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant of a Subsidiary or a director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

      2.9 "Disability" means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

      2.10 "Effective Date" shall have the meaning provided in Section 27 of the Plan.

      2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.12 "Fair Market Value" means, as determined by the Committee, the last sale price as quoted on the National Market System on the trading day immediately preceding the date for which the determination is being made or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on such day, or, if the Common Stock of the Company is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day immediately preceding the date for which the determination is being made or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not quoted on such National





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
Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day immediately preceding the date for which the determination is being made in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof. If none of the foregoing is applicable, then the fair market value of the Common Stock shall be its value as determined in connection with the Company's most recent corporate financing; provided, however, that if a significant event (as determined in good faith by the Committee in its sole discretion) has occurred with respect to the Company since the Company's most recent corporate financing, the value of the Common Stock shall be determined in good faith by the Committee in its sole discretion.

      2.13 "Immediate Family" means the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant.

      2.14 "Incentive Stock Option" means a stock option granted under the Plan which is intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

      2.15 "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

      2.16 "Non-Qualified Stock Option" means a stock option granted under the Plan which is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option nor as an option described in Section 423(b) of the Code.

      2.17 "Parent Company" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

      2.18 "Participant" shall mean any employee, director or officer of, or key adviser or consultant to, the Company or any Subsidiary to whom an award is granted under the Plan.

      2.19 "Performance Unit Award" means an award made pursuant to Section 8.

      2.20 "Plan Year" means the twelve-month period beginning on January 1 and ending on December 31; provided, however, that the first Plan Year shall be a short Plan Year beginning on the Effective Date and ending on December 31, 2000.

      2.21 "Restricted Stock Award" means an award of shares of Common Stock pursuant to Section 9.




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      2.22 "Retirement" means termination of a Participant's Continuous Service on or after the Participant's 65th birthday other than as a result of death, Disability or termination for Cause.

      2.23 "Stock Appreciation Right" means an award made pursuant to Section 7.

      2.24 "Stock Bonus Award" means an award made pursuant to Section 10.

      2.25 "Stock Option" means any option to purchase Common Stock granted pursuant to Section 6.

      2.26 "Subsidiary" means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, a company, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary .

      2.27 "Term of the Plan" means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Committee in accordance with Section 24 and (ii) the date which is ten years from the Effective Date.

      SECTION 3. ADMINISTRATION. The Plan shall be administered by the Board or a committee of the Board (as the Board in its sole discretion shall determine); provided, however, that if the Company registers any class of equity security pursuant to Section 12 of the Exchange Act, and if the Plan is to be administered by a committee, then such committee shall consist of two or more members of the Board, each of whom shall each qualify as a "Non-employee Director" within the meaning of Rule 16b-3 of the Exchange Act and also qualify as an "outside director" within the meaning of Section l62(m) of the Code and regulations pursuant thereto. For purposes of the Plan, the Board acting in this capacity or the Committee described in the preceding sentence shall be referred to as the "Committee". The Committee shall have the power and authority to grant to eligible persons pursuant to the terms of the Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock Awards, (4) Performance Unit Awards, (5) Stock Bonus Awards, or (6) any combination of the foregoing.

      The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to select the persons to whom awards shall be made under the Plan; to determine whether and to what extent awards shall be made under the Plan; to determine the types of award to be made and the amount, size, terms and conditions of each such award; to determine the time when the awards shall be granted; to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan.



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      The Committee also shall have authority in its discretion to vary the terms of the Plan to the extent necessary to comply with federal, state or local law.

      Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

      All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

      SECTION 4. COMMON STOCK SUBJECT TO THE PLAN.

      4.1 Share Reserve. There shall be reserved and available for issuance under the Plan 5,500,000 shares of Common Stock, subject to such adjustment as may be made pursuant to Section 23.

      4.2 Source of Shares/Reversion of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), or if any shares are withheld by the Company, the shares subject to such award and the surrendered and withheld shares shall thereafter be available for further awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to Incentive Stock Options. No awards may be granted following the end of the Term of the Plan.

      4.3 Code Section 162(m) Limitation. The total number of shares of Common Stock for which (i) Stock Options, (ii) Stock Appreciation Rights, and (iii) Restricted Stock Awards and Stock Bonus Awards that are subject to the attainment of performance criteria to protect against loss of deductibility under Section 162(m) of the Code, may be granted to any employee during any twelve month period shall not exceed 1,100,000 in the aggregate, subject to adjustment pursuant to Section 23. The maximum amount that may be earned under Performance Unit Awards that are subject to the attainment of performance criteria to protect against loss of deductibility under Section 162(m) of the Code, by any employee during any twelve month period shall not exceed $1,000,000. This Section 4.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 4.3 shall not apply until (i) the earliest of: (1) the





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first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with
Section 4.1); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

      SECTION 5. ELIGIBILITY TO RECEIVE AWARDS. An award may be granted to any employee, director, or officer of, or key adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company's securities. Subject to the preceding sentence, the Committee shall have the sole authority to select the persons to whom an award is to be granted hereunder and to determine what type of award is to be granted to each such person. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

      SECTION 6. STOCK OPTIONS. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Only employees of the Company or any Parent or Subsidiary of the Company are eligible to receive Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards granted under the Plan. The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve from time to time. No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms for the Stock Option. The terms and conditions of each Incentive Stock Option shall be such that each Incentive Stock Option issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422 of the Code. The terms and conditions of each Non-Qualified Stock Option will be such that each Non-Qualified Stock Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      6.1 Type of Option. Each option agreement shall identify the option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.




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      6.2 Option Price. The Incentive Stock Option exercise price shall be fixed by the Committee but shall in no event be less than 100 percent (or 110 percent in the case of an employee referred to in Section 6.7(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. The Non-Qualified Stock
Option exercise price shall be fixed by the Committee but in no event shall be less than the par value of the Common Stock.

      6.3 Exercise Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below, such term shall in no event exceed five (5) years from the date on which such Incentive Stock Option is granted); provided further, each option granted under the Plan shall become exercisable six (6) months after the grant date, unless specifically stipulated otherwise under the option agreement. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

      6.4 Payment for Shares. A Stock Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, (ii) in any other form of legal consideration as provided for under the terms of the Stock Option agreement, or (iii) in the event the Common Stock is listed on any United States securities exchange or traded on NASDAQ or on an over-the-counter quotation system in the United States, through the delivery of irrevocable instructions to a broker to deliver property to the Company in an amount equal to the aggregate exercise price for the shares being purchased. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 23 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

      6.5 Rights upon Termination of Continuous Service or Change of Control. In the event that a Participant's Continuous Service terminates for any reason, other than death, Retirement, Disability, or for Cause, any rights of the Participant under any Stock Option shall immediately terminate; provided, however, that the Participant (or any successor or legal representative) shall





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have the right to exercise the Stock Option (to the extent that the Stock Option was exercisable at the time of termination) within a period equal to the lesser of: (i) three (3) months after the effective date of such termination of Continuous Service, and (ii) the remainder of the term set forth in the Stock Option agreement.

           In the event that a Participant's Continuous Service terminates for Cause, the Participant (or any successor or legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under the Plan. The Committee shall determine in its sole discretion whether the Participant's Continuous Service shall have been terminated for Cause. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the Participant (or any successor or legal representative) shall have delivered a notice of exercise prior to the making of such determination. Any Stock Option may be terminated entirely by the Committee at the time or at any time subsequent to a determination by the Committee under this Section 6.5 which has the effect of eliminating the Company's obligation to sell or deliver shares of Common Stock under such Stock Option.

      In the event that a Participant's Continuous Service terminates due to a Participant's Retirement prior to the expiration of the Stock Option and without the Participant's having fully exercised the Stock Option, the Stock Option shall be deemed to be fully exercisable, and the Participant or his successor or legal representative shall have the right to exercise the Stock Option within a period of three (3) months following such Retirement.

      In the event that a Participant's Continuous Service terminates due to a Participant's Disability prior to the expiration of the Stock Option and without the Participant's having fully exercised the Stock Option, the Stock Option shall be deemed to be exercisable as the Committee, in its sole discretion, may determine, and the Participant or his successor or legal representative shall have the right to exercise the Stock Option within the period determined by the Committee.

      In the event that a Participant's Continuous Service terminates due to a Participant's death prior to the expiration of the Stock Option and without the Participant's having fully exercised the Stock Option, the Stock Option shall be deemed to be fully exercisable, and the Participant's successor or legal representative shall have the right to exercise the Stock Option within a period of twelve (12) months following the Participant's death.

      The Stock Option agreement may, but need not, include a provision whereby the Participant may elect at any time before the Participant's Continuous Service terminates to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company (including but not limited to the Right of Repurchase under Section 14) or to any other restriction the Committee determines to be appropriate.

      In the event of a Change of Control prior to the date a Participant's Continuous Service terminates, each outstanding Stock Option granted to such Participant shall be assumed or an equivalent Stock Option substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for each Stock Option, each Stock Option shall continue to vest and be exercisable in accordance with the terms and conditions of each such Stock Option. Notwithstanding any provision of this Plan to the contrary, in the event that any Participant who is an officer of the Company or a Subsidiary has his or her Continuous Service terminated by reason of a Constructive Discharge, each unexercised Stock Option granted to such Participant shall immediately become 100% vested and exercisable as of the date of the termination of such Participant's Continuous Service.

      6.6 Re-load Options. Without in any way limiting the authority of the Committee to make or not to make grants of Stock Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Stock Option a provision entitling the Participant to a further Stock Option (a "Re-Load Option") in the event the Participant exercises the original Stock Option, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Stock Option agreement. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Stock Option; (ii) have an expiration date which is the same as the expiration date of the Stock Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price fixed by the Committee, but in no event shall the exercise price be less than the par value of the Common Stock. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Stock Options under the Plan.

      Any such Re-Load Option may be an Incentive Stock Option or a Non-Qualified Stock Option, as the Committee may designate at the time of the grant of the original Stock Option; provided, however, the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the $100,000 annual limitation on the exercisability of Incentive Stock Options described in
Section 6.7 and in Section 422(d) of the Code. Furthermore, any Re-Load Option designated as an Incentive Stock Option shall have an exercise price which is equal to 100 percent of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Stock Option. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under Section
4.1 and the limitation on the grants of Stock Options under Section 4.3 and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Stock Options.

      6.7 Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:

            (i) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any person in any calendar year, exceeds $100,000, such options shall be treated as Non-Qualified Stock Options; and

            (ii) No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless at the time such Incentive Stock Option is granted the option price is at least 110 percent of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

      SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights entitle Participants to increases in the Fair Market Value of shares of Common Stock. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      7.1 Award. Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (ii) a specified price which shall not be less than 100 percent of the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously issued Stock Option, not less than 100 percent of the Fair Market Value of the Common Stock at the time such Stock Option was granted. Such amount may be paid by the Company in cash, Common Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option. In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Appreciation Right.

      7.2 Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee provided that no Stock Appreciation Right shall be exercisable prior to six months nor after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

      7.3 Rights upon Termination of Continuous Service or Change of Control. In the event that a Participant's Continuous Service terminates for any reason, other than death, Retirement, Disability or for Cause, any rights of the Participant under any Stock Appreciation Right shall immediately terminate; provided, however, that the Participant (or any successor or legal representative) shall have the right to exercise the Stock Appreciation Right (to the extent that the Stock Appreciation Right was exercisable at the time of termination) within a period equal to the lesser of (i) three (3) months after the effective date of such termination of Continuous Service, and (ii) the remainder of term set forth in the Stock Appreciation Right.

      In the event that a Participant's Continuous Service terminates for Cause, the Participant (or any successor or legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right. The Committee shall determine in its sole discretion whether the Participant's Continuous Service shall have been terminated for Cause. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under any Stock Appreciation Right to purchase any shares of Common Stock regardless of whether the Participant (or any successor or legal representative) shall have delivered a notice of exercise prior to the making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to the determination by the Committee under this Section 7.3 which has the effect of eliminating the Company's obligations under such Stock Appreciation Right.

      In the event that a Participant's Continuous Service terminates due to a Participant's Retirement prior to the expiration of the Stock Appreciation Right and without the Participant's having fully exercised the Stock Appreciation Right, the Stock Appreciation Right shall be deemed to be fully exercisable, and the Participant or his successor or legal representative shall have the right to exercise the Stock Appreciation Right within a period of three (3) months following such Retirement.

      In the event that a Participant's Continuous Service terminates due to a Participant's Disability prior to the expiration of the Stock Appreciation Right and without the Participant's having fully exercised the Stock Appreciation Right, the Stock Appreciation Right shall be deemed to be exercisable as the Committee, in it's sole discretion, may determine, and the Participant or his successor or legal representative shall have the right to exercise the Stock Appreciation Right within the period determined by the Committee.

      In the event that a Participant's Continuous Service terminates due to a Participant's death prior to the expiration of the Stock Appreciation Right and without the Participant's having fully exercised the Stock Appreciation Right, the Stock Appreciation Right shall be deemed to be fully exercisable, and the Participant's successor or legal representative shall have the right to exercise the Stock Appreciation Right within a period of twelve (12) months following the Participant's death.

      In the event of a Change of Control prior to the date a Participant's Continuous Service terminates, each outstanding Stock Appreciation Right granted to such Participant shall be assumed or an equivalent Stock Appreciation Right substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for each Stock Appreciation Right, each Stock Appreciation Right shall continue to vest and be exercisable in accordance with the terms and conditions of each such Stock Appreciation Right. Notwithstanding any provision of this Plan to the contrary, in the event that any Participant who is an officer of the Company or a Subsidiary has his or her Continuous Service terminated by reason of a Constructive Discharge, each unexercised Stock Appreciation Right granted to such Participant shall immediately become 100% vested and exercisable as of the date of the termination of such Participant's Continuous Service.

      SECTION 8. PERFORMANCE UNIT AWARDS. Performance Unit Awards under the Plan shall entitle Participants to future payments based upon the achievement of preestablished long-term performance objectives. The terms and conditions of each Performance Unit Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      8.1 Performance Period. The Committee shall establish with respect to each Performance Unit Award a performance period as determined by the Committee in its discretion.

      8.2 Unit Value. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not thereafter change or which may vary thereafter on the basis of criteria specified by the Committee.

      8.3 Performance Targets. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of maximum targets shall entitle a Participant to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a Participant to payment with respect to a portion of a Performance Unit Award according to the level of achievement of targets as specified by the Committee. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, such targets shall be established in conformity with the requirements of Section 162(m) of the Code.

      8.4 Performance Measures. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group or unit performance and may be established in terms of growth in gross revenue, earnings per share, or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs or, with respect to Participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses.

      8.5 Adjustments. At any time prior to payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's or other company's financial performance, for Plan purposes, in order to reduce or eliminate, but not to increase, the payment with respect to a Performance Unit

Award that would otherwise be due upon attainment of a preestablished performance objective. Such adjustments shall be made to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or nonrecurring items or events.

      8.6 Payment of Performance Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained, and any other terms and conditions satisfied, for such period. The Committee shall determine what, if any, payment is due on the Performance Unit Award and whether such payment shall be made in cash, Common Stock or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.

      8.7 Termination of Continuous Service or Change of Control. In the event that a Participant's Continuous Service terminates for any reason, other than death or Disability, any rights of the Participant or his successor or legal representative under any Performance Unit Award shall immediately terminate.

      In the event that a Participant's Continuous Service terminates because such Participant dies or suffers a Disability, or in the event of a Change of Control prior to the date a Participant's Continuous Service terminates, the Committee may, in its sole discretion, pay to the Participant or his successor or legal representative all or any portion of any Performance Unit Award to the extent earned under the applicable performance targets regardless of whether the applicable performance period has ended, pursuant to such terms as the Committee in its sole discretion shall determine.

      SECTION 9. RESTRICTED STOCK AWARDS. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer ("Restricted Stock"), subject to a substantial risk of forfeiture and other terms and conditions intended to further the purpose of the Plan. The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      9.1 Restriction Period. Restricted Stock Awards shall be subject to the above-described restrictions over such period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to certain Participants may also be subject to certain conditions with respect to attainment of one or more preestablished performance objectives which shall relate to corporate, subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets; provided that such objectives may be adjusted to reduce or eliminate, but not to increase, an award in order to take into account unforeseen events or changes in circumstances.

      9.2 Restriction upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a Participant in connection with the Plan, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

      9.3 Certificates. Each certificate issued in respect of shares awarded to a Participant shall be registered in the name of the Participant and deposited with the Company, or its designee, and shall bear the following legend:

               "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Millennium Cell Inc. Amended and Restated 2000 Stock Option Plan and a Restricted Stock Award Agreement entered into between the registered owner and Millennium Cell Inc. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of Millennium Cell Inc."

Each Participant, as a condition of any Restricted Stock Award, shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

      9.4 Lapse of Restrictions. Except for preestablished performance objectives established with respect to awards to Participants subject to Section 162(m) of the Code, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine. Upon the lapse of such restrictions, shares of Common Stock, free of the restrictive legend set forth in Section 9.3 above, shall be issued to the Participant or his legal representative. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restrictions period with respect to any part or all of the shares awarded to a Participant, except, with respect to Participants subject to Section 162(m) of the Code, to the extent such acceleration would result in the loss of the deductibility of an award to the Company.

      9.5 Termination of Continuous Service or Change of Control. In the event that a Participant's Continuous Service terminates for any reason, other than death or Disability, any rights of the Participant or his successors or legal representatives under any Restricted Stock Award that remains subject to restrictions shall immediately terminate and any Restricted Stock Award with unlapsed restrictions shall be forfeited to the Company without payment of any consideration.

      In the event that a Participant's Continuous Service terminates because such Participant dies or suffers a Disability, all remaining shares of a Restricted Stock Award shall no longer be subject to any unlapsed restrictions.

      In the event of a Change of Control prior to the date a Participant's Continuous Service terminates, each share of a Restricted Stock Award granted to such Participant shall be assumed or an equivalent Restricted Stock Award substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In the event that the successor corporation (or a parent or subsidiary of the successor corporation) refuses to assume or substitute for each Restricted Stock Award, each Restricted Stock Award shall continue to vest and be exercisable in accordance with the terms and conditions of each such Restricted Stock Award. Notwithstanding any provision of this Plan to the contrary, in the event that any Participant who is an officer of the Company or a Subsidiary has his or her Continuous Service terminated by reason of a Constructive Discharge, each Restricted Stock Award granted to such Participant shall immediately become 100% vested and the Common Stock subject to the Restricted Stock Award shall be fully vested Common Stock as of the date of the termination of such Participant's Continuous Service.

      SECTION 10. STOCK BONUS AWARDS. The Committee may, in its sole discretion, grant a Stock Bonus Award based upon corporate, division, subsidiary, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets or, with respect to Participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Committee in its discretion; provided, that such performance objectives may be adjusted to reduce or eliminate but not to increase an award in order to take into account unforeseen events or changes in circumstances.

      The terms and conditions of each Stock Bonus Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. In addition to any applicable performance goals, shares of Common Stock subject to a Stock Bonus Award may be: (i) subject to additional restrictions (including, without limitation, restrictions on transfer), or (ii) granted directly to a person free of any restrictions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

      SECTION 11. LOANS. The Committee may, in its sole discretion and to further the purpose of the Plan, provide for loans to persons in connection with all or any part of an award under the Plan. Any loan made pursuant to this
Section 11 shall be evidenced by a loan agreement, promissory note or other instruments in such form and which shall contain such terms and conditions (including, without limitation, provisions for interest, payment, schedules, collateral, forgiveness, acceleration of such loans or parts thereof or acceleration in the event of termination) as the Committee shall prescribe from time to time. Notwithstanding the foregoing, each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

      SECTION 12. SECURITIES LAW REQUIREMENTS. No shares of Common Stock shall be issued upon the exercise or payment of any Award unless and until:

            (i) The shares of Common Stock underlying the Award have been registered under the Securities Act of 1933, as amended (the "Act"), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;

                  (ii) The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and

                  (iii) The Company has determined that any other applicable provision of state or Federal law, including without limitation applicable state securities laws, has been satisfied.

         SECTION 13. RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF PARTICIPANT; LEGENDS.

         The Committee in its sole discretion may restrict the transferability of shares until the Common Stock is listed on any United States securities exchange or traded on NASDAQ or an over-the-counter quotation system in the United States.

         Regardless of whether the offering and sale of shares of Common Stock has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law. As a condition to the Participant's receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing shares acquired pursuant to an unregistered transaction to which the Securities Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

The Company shall also place legends on stock certificates representing its right of repurchase under Section 14 hereof and the right of first refusal under
Section 15 hereof. Any determination
by the Company and its counsel in connection with any of the matters set forth in this Section 13 shall be conclusive and binding on all persons.

         The Company may, but shall not be obligated to, register or qualify the sale of shares under the Securities Act or any other applicable law.

         SECTION 14.   RIGHT OF REPURCHASE.

         14.1 Repurchase Right. At the Committee's discretion, shares of Common Stock issued to a Participant under this Plan may be subject to a right, but not an obligation, of repurchase by the Company (the "Right of Repurchase"), at the price specified in Section 14.2 below, if the Participant's Continuous Service terminates for any reason ("Employment Termination"). Shares issued by the Company shall be transferable only by the Participant subject to the Right of Repurchase, and the Company shall legend the Right of Repurchase on the stock certificates evidencing such shares and shall take such other steps as it deems necessary to ensure compliance with this restriction. The Company's rights under this Section 14.1 shall be freely assignable, in whole or in part.

         14.2 Repurchase Price. The price per share at which the Company may exercise the Right of Repurchase under Section 14.1 (the "Repurchase Price") shall be:

                  (a) the lower of: (i) the exercise price of each share as paid by the Participant (in the case of a Stock Option), or (ii) the Fair Market Value of each share at the later of the date of the Participant's Employment Termination or the date of issuance of such share to the Participant (provided, the Company's ability to exercise the Right of Repurchase at the exercise price of each share as paid by the Participant shall only apply to unvested shares issued upon early exercise of the nonvested portion of the Participant's Stock Option and shall lapse at a rate that will result in the same vesting as if early exercise of the nonvested portion of the Participant's Stock Option had not occurred); or

                  (b) such other price as the Committee in its sole discretion shall determine in accordance with applicable state Blue Sky or other laws.

         14.3 Repurchase Procedure. The Company may exercise its Right of Repurchase by sending a written notice to the Participant or his or her successor or legal representative and to the escrow agent, if any, of its taking such action and specifying the number of shares being repurchased. The Company's Right of Repurchase with respect to vested shares at their Fair Market Value as provided in clause (a)(ii) of Section 14.2 above shall terminate if not exercised by written notice from the Company to the Participant or his or her successor or legal representative within thirty (30) days of the effective date of the Employment Termination. If the Company exercises its Right of Repurchase, within ninety (90) days of the effective date of the Participant's Employment Termination (or, in the case of Common Stock issued upon exercise of the Stock Option after the effective date of the Participant's Employment Termination, within ninety (90) days after the date of exercise), the Participant, or his or her successor or legal representative, or if applicable, the escrow agent, shall deliver to the Company every stock certificate representing the shares being repurchased, together with appropriate assignments separate from certificates, and the Company shall then promptly pay the total

Repurchase Price in cash to the Participant, or if applicable, to the escrow agent, for delivery to the Participant.

         14.4 Escrow. To facilitate the consummation of the Company's Right of Repurchase under this Section 14, at the request of the Committee, the Participant and the Company shall execute joint escrow instructions and the Participant shall deliver and deposit with the escrow agent named in the joint escrow instructions two "Assignments Separate from Certificate", together with all certificates evidencing the shares of Common Stock issued to the Participant pursuant to the Plan, duly endorsed in blank. The escrow agent shall hold such documents and deliver the same to the Company pursuant to the joint escrow instructions and in accordance with the terms of this Section 14, as applicable.

         14.5 Binding Effect. The Company's Right of Repurchase shall inure to the benefit of its successors and assigns and shall be binding upon any representative, executor, administrator, heir, or legatee of the Participant.

         14.6 Termination of Right of Repurchase. Notwithstanding any other provision of this Section 14, in the event that the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time the Participant would otherwise be required to transfer his or her vested shares to the Company at not less than the Fair Market Value thereof as provided in clause (a)(ii) of Section
14.2 above, the Company shall no longer have the Right of Repurchase with respect to such vested shares, and the Participant shall have no obligations to comply with this Section 14 with respect to such vested shares. The Company's Right of Repurchase at the exercise price of each unvested share issued upon early exercise of the nonvested portion of a Participant's Stock Option as provided in clause (a)(i) of Section 14.2 above shall not expire but shall continue in full force and effect on and after the date the Common Stock becomes publicly traded.

         SECTION 15.   RIGHT OF FIRST REFUSAL.

         15.1 Right of First Refusal. At the Committee's discretion, shares issued to a Participant under this Plan may be subject to a requirement that if the Participant proposes to sell, pledge, or otherwise transfer any such shares or any interest in such shares, to any person or entity, the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such shares. Any Participant desiring to transfer shares subject to the Right of First Refusal shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Participant and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all (but not less than all) the shares subject to the Transfer Notice on the terms of the proposal referred to in the Transfer Notice, subject to any change in such terms permitted under Section 15.2 hereof, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is received by the Company. The Company's rights under this Section 15.1 shall be freely assignable, in whole or in part.

         15.2 Transfer of Shares. If the Company fails to exercise the Right of First Refusal within thirty (30) days after the date on which it receives the Transfer Notice, the Participant may, not later than six (6) months following receipt of the Transfer Notice by the Company, consummate a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, subject to restrictions on the transfer of such shares imposed pursuant to Section 13. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall again require compliance with the procedure described in
Section 15.1. If the Company exercises its Right of First Refusal, the Participant shall immediately endorse and deliver to the Company every stock certificate representing the shares being purchased, and the Company shall then promptly pay the purchase price in accordance with the terms set forth in the Transfer Notice.

         15.3 Repurchase Payment. The amount payable to a Participant pursuant to the Company's exercise of the Right of First Refusal shall be paid to the Participant in accordance with the terms and conditions of the Transfer Notice or may, at the election of the Company, be paid in full in cash.

         15.4 Binding Effect. The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares, other than a transferee acquiring shares in a transaction with respect to which the Company failed to exercise its Right of First Refusal (a "Free Transferee") or a transferee of a Free Transferee.

         15.5 Termination of Right of First Refusal. Notwithstanding any other provision of this Section 15, if the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time the Participant desires to transfer his or her shares, the Company shall no longer have the Right of First Refusal, and the Participant shall have no obligation to comply with this Section 15.

         SECTION 16. SINGLE OR MULTIPLE AGREEMENTS. Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

         SECTION 17. RIGHTS OF A STOCKHOLDER. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

         SECTION 18. NO RIGHT TO CONTINUE EMPLOYMENT OR SERVICE. Nothing in the Plan or any instrument executed or award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant's or adviser's agreement with the Company or any Subsidiary or (iii) the service of a director pursuant to the Bylaws of the Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company or any Subsidiary is incorporated, as the case may be.

         SECTION 19. WITHHOLDING. The Company's obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Non-Qualified Stock Option or any Stock Appreciation Right granted under the Plan, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award,
(iii) deliver stock certificates upon the vesting of any award of Restricted Stock Award, and (iv) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to the minimum statutory withholding requirements under applicable foreign, federal, state and local law. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by a Participant subject to Section 16(b) of the Exchange Act to pay his withholding tax in shares of Common Stock shall be subject to and must comply with Rule 16b-3(e) of the Exchange Act.

         SECTION 20. INDEMNIFICATION. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         SECTION 21. NON-ASSIGNABILITY. No award under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time. However, the Participant, with the approval of the Committee, may transfer a Stock Option (other than an Incentive Stock Option) for no consideration to or for the benefit of the Participant's Immediate Family (including without limitation, to a trust for the benefit of a Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The foregoing right to transfer the Stock Option shall apply to the right to consent to amendments to Plan and, in the discretion of the Committee, shall also apply the right to transfer ancillary rights associated with the Stock Option.

         SECTION 22. NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         SECTION 23. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to any Participant and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants and
(c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be appropriate under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

         SECTION 24. TERMINATION AND AMENDMENT. The Board may terminate or amend the Plan or any portion thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or any award granted hereunder, without approval of the shareholders of the Company, unless shareholder approval is required by Rule 16b-3 of the Exchange Act, applicable stock exchange or NASDAQ or other quotation system rules, or applicable Code provisions. No amendment, termination or modification of the Plan shall affect any award theretofore granted in any material adverse way without the consent of the recipient.

         SECTION 25.   SEVERABILITY. With respect to Participants subject to
Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors, (ii) all transactions involving Participants who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Participants who are subject to
Section 16(b) of the Exchange Act. If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards subject to or governed by Section 162(m) or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code. With respect to an Incentive Stock Option, if this Plan does not contain any provision required to be included herein under Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

         SECTION 26. EFFECT ON OTHER PLANS. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.

         SECTION 27. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as determined by the Board, but no Stock Option shall be exercised and no other awards shall be granted unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

         SECTION 28. GOVERNING LAW. This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.

         SECTION 29. GENDER AND NUMBER. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

         SECTION 30. ACCELERATION OF EXERCISABILITY AND VESTING. The Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest.

         SECTION 31. MODIFICATION OF AWARDS. Within the limitations of the Plan and subject to Section 23, the Committee may modify outstanding awards or accept the cancellation of outstanding awards for the granting of new awards in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 23, no modification of an award shall, without the consent of the Participant, alter or impair any rights or obligations under any award previously granted under the Plan in any material adverse way without the affected Participant's consent.

         SECTION 32. NO STRICT CONSTRUCTION. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any award granted under the Plan, or any rule, regulation or procedure established by the Committee.

         SECTION 33. SUCCESSORS. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

         SECTION 34. PLAN PROVISIONS CONTROL. The terms of the Plan govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any award granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such award, the term in the Plan as constituted on the grant date of such award shall control.

         SECTION 35. HEADINGS. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.